CONTACT:                                                                                                             FOR IMMEDIATE RELEASE
John K. Schmidt                                                                                                          WEDNESDAY, JANUARY 20, 2010
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. EXECUTIVE ANNOUNCES
PLANS FOR RETIREMENT

Dubuque, Iowa, January 20, 2010—Heartland Financial USA, Inc. (NASDAQ: HTLF) today announced the planned retirement of Mr. Edward H. Everts, who serves as Executive Vice President, Operations. Everts joined Heartland and its Dubuque Bank and Trust subsidiary in 1992 as Senior Vice President, Operations and Retail Banking. Prior to his service with Dubuque Bank and Trust, Mr. Everts was Vice President and Lead Retail Banking Manager at First Bank, Duluth, Minnesota.

Mr. Everts announced his retirement at the Heartland Board of Directors meeting on January 19, 2010. His retirement will be effective on October 16, 2010. A replacement for Mr. Everts has yet to be selected.

“For the past 18 years, Ed has served in the critical roles of strategic planning and directing Heartland’s operations and back office support as we grew from two banks with $500 million in assets to 10 banks with assets totaling more than $4 billion,” said Lynn B. Fuller, Chairman, President and CEO of Heartland. “Ed managed us through some of the most exciting stages of our growth and successfully created a back office operations network that serves our ten community banks with the same products and services as offered by much larger competitors.”

During his nearly 20 years with the company, Mr. Everts implemented numerous system enhancements and innovations including business and personal Online Banking, document imaging, electronic statements and a wide variety of new product introductions. He was responsible for converting all Heartland banks to common software and streamlined processes throughout the organization. He directly supervised several corporate functions including Deposit Operations, Retail Banking, Compliance, Human Resources, Information Technology and Facilities.

“On behalf of the Board of Directors, shareholders and employees, we wish Ed and his wife, Laura, the very best in retirement,” Fuller said. “Ed’s experience and knowledge of bank operations, payment systems and regulations will certainly be missed.”

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 63 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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